UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 2, 2016

 ____________________

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2016, TOT Group, Inc. ("TOT"), TOT Payments, LLC (“Payments”), TOT BPS, LLC (“BPS”), TOT FBS, LLC (“FBS”), Process Pink, LLC (“Pink”), TOT HPS, LLC (“HPS”) and TOT New Edge, LLC (“New Edge”; together with TOT, Payments, BPS, FBS, Pink and HPS, “Co-Borrowers”), each a wholly owned subsidiary of Net Element, Inc., a Delaware corporation (the “Company”) entered into Amendment No. 1 (“Amendment”) to the Loan and Security Agreement with RBL Capital Group, LLC (“RBL”).

Pursuant to the Amendment, the parties amended the Loan and Security Agreement, dated as of June 30, 2014 (the “Agreement”) pursuant to which RBL previously provided an up to $10 million credit facility to Co-Borrowers during the period of 18 months from the closing of this credit facility. Because such 18 months period has expired, the Amendment (i) renewed the term of the credit facility for an additional 22 months from the date of the Amendment and (ii) increased the maximum funding amount of such credit facility to $15 million.

The Amendment also amended the definition of “Prepayment Premium” to either (i) 3% of the aggregate principal balance of the outstanding note under such facility if the pre-payment of such note takes place on or before the first anniversary date, (ii) 2% of the aggregate principal balance of outstanding note under such facility if the pre-payment of such note takes place after the first anniversary date and on or before the second anniversary date or (iii) 0% of the principal balance of outstanding note under such facility if the pre-payment of such note takes place after the second anniversary date. Prepayment Premium for Notes 1, 2 and 3 remained 0%. The Amendment also provided that Co-Borrowers may request RBL for additional loans subject to certain conditions set forth in the Agreement, as amended.

The Amendment provided that Co-Borrowers may prepay the principal of any term loan, in whole or in part, by (i) paying the Prepayment Premium on that portion of the term loan Note being prepaid, and (ii) paying all other amounts then due and outstanding under the term loan Note being prepaid; and, (iii) upon prepayment of the final amounts due under the term loan note, paying any backend financing fees applicable to that note. The Amendment provides that Co-Borrowers would be obligated to pay RBL an upfront financing fee equal to 2% of the face amount of each term loan note and a backend financing fee equal to 4% of the face amount of each term loan note. RBL agreed to finance the upfront fee as part of the applicable term loan. Co-Borrowers are obligated to pay the backend financing fees when the payment of the final term loan installment of each term loan is effected. In addition, Co-Borrowers agreed to pay a one-time supplemental backend financing fee of $20,000 at the time of the final installment is paid on Note 3.

The above description of the Amendment is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1, dated as of May 2, 2016, to the Loan and Security Agreement among TOT Group, Inc., TOT Payments, LLC, TOT BPS, LLC, TOT FBS, LLC, Process Pink, LLC, TOT HPS, LLC, TOT New Edge, LLC and RBL Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2016

NET ELEMENT, INC.

	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

EXHIBIT INDEX

ExhibitNo.	Description

10.1	Amendment No. 1, dated as of May 2, 2016, to the Loan and Security Agreement among TOT Group, Inc., TOT Payments, LLC, TOT BPS, LLC, TOT FBS, LLC, Process Pink, LLC, TOT HPS, LLC, TOT New Edge, LLC and RBL Capital Group, LLC.

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